EXHIBIT 35.2

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

OFFICER’S CERTIFICATE
ANNUAL STATEMENT OF COMPLIANCE

            I, Barbara Campbell, an authorized officer of Washington Mutual Mortgage Securities Corp. (the “Administrative Agent”), do hereby certify to WaMu Asset Acceptance Corp. (the “Depositor”) and Washington Mutual Bank (the “Servicer”), pursuant to the Amended and Restated Administrative Agent Agreement dated as of February 1, 2005 (the “Servicing Agreement”) by and between the Servicer, and the Administrative Agent the following with respect to Washington Mutual Mortgage Pass-Through Certificates WMALT Series 2006-AR4 Trustfor the 2006 fiscal year  (the “Relevant Year”):

2.                  A review of the activities of the Servicer during the Relevant Year and of performance under the Servicing Agreement has been made under my supervision.

3.                To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Servicing Agreement in all material respects throughout the Relevant Year, except as set forth in paragraph 3 below.

4.                  The following were identified exceptions to the representation made in paragraph 2 above:

a.                   Funds received as interest were initially distributed on the June 2006 distribution date to the holder of the Class R Certificate rather than to holders of the Class X-1, X-2, X-3 and X-4 Certificates as required by the terms of the related pooling and servicing agreement.  The Trustee was promptly notified to effect the corrected distribution and an amendment to Form 10-D with a corrected distribution statement attached was filed with the Securities and Exchange Commission in July 2006.

b.         Loans reported as payoffs were actually repurchases, resulting in the misallocation of principal in the September 2006 distribution to holders of senior classes of Certificates instead of to holders of more subordinate classes of Certificates as provided for under the pooling and servicing agreement.   The Trustee was promptly notified to effect the corrected distribution and an amendment to Form 10-D with a corrected distribution statement attached was filed with the Securities and Exchange Commission in October 2006.

Dated as of March 15, 2007.

/s/ Barbara Campbell __________________________________________ Name: Barbara Campbell Title: First Vice President